Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1998 appearing on page 32 of Santa Fe Energy Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.




PRICE WATERHOUSE LLP


Houston, Texas
March 11, 1998